Exhibit 99.1

FOR IMMEDIATE RELEASE

Appliance Recycling Centers of America
Announces New Chief Financial Officer

Minneapolis, MN-December 22, 2014-Appliance Recycling Centers of America, Inc. (NASDAQ:ARCI), a leading provider of appliance recycling and retailing services, today announced that Jeffery Ostapeic has been appointed the company’s Chief Financial Officer. Mr. Ostapeic is a certified public accountant and served most recently as an audit partner with Grant Thornton LLP, an international accounting firm. He previously served with the Ernst & Young LLP and McGladrey & Pullen LLP public accounting firms.
Mr. Ostapeic brings 23 years of accounting and financial experience to ARCA, with particular expertise in SEC reporting, financial analysis and business development.
“Jeff’s solid and up-to-date background in accounting, financial reporting and other technical areas is well suited for ARCA. He has also managed numerous teams of individuals over his public accounting career,” said Mark Eisenschenk, President and CEO. “I have complete confidence that under Jeff’s leadership, ARCA will continue to improve its operating efficiency and financial effectiveness.”
About ARCA
ARCA's three business components are uniquely positioned in the industry to work together to provide a full array of appliance-related services. ARCA Advanced Processing, LLC employs advanced technology to refine traditional appliance recycling techniques to achieve optimal revenue-generating and environmental benefits. ARCA is also the exclusive North American distributor for UNTHA Recycling Technology (URT), one of the world’s leading manufacturers of technologically advanced refrigerator recycling systems and recycling facilities for electrical household appliances and electronic scrap. ARCA's regional centers process appliances at end of life to remove environmentally damaging substances and produce material byproducts for recycling for utilities in the U.S. and Canada. Eighteen company-owned stores under the name ApplianceSmart, Inc.® sell new appliances directly to consumers and provide affordable ENERGY STAR® options for energy efficiency appliance replacement programs.
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding ARCA’s future success. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.
FOR MORE INFORMATION, CONTACT:
MARK EISENSCHENK, CEO